Exhibit 99.1

Sapient Reports Second Quarter 2012 Results

Service Revenues Up 10% Over Q2 2011 and Up 7% Sequentially

Second Quarter Non-GAAP Operating Margin of 12.2%

BOSTON--(BUSINESS WIRE)--August 7, 2012--Sapient (NASDAQ: SAPE) today reported the following financial results for the second quarter ended June 30, 2012:

  Service revenues were $279.0 million compared to $254.6 million in the second quarter of 2011, an increase of $24.4 million, or 10%. Sequentially, service revenues were up $18.4 million, or 7%, from $260.6 million in the first quarter of 2012. On a constant currency basis, revenues increased 11% over the second quarter of 2011 and increased 7% sequentially.
  GAAP income from operations was $24.3 million, or 8.7% of service revenues, compared to $23.1 million, or 9.1% of service revenues, reported in the second quarter of 2011.
  Non-GAAP income from operations was $34.0 million, or 12.2% of service revenues, compared to $29.9 million, or 11.8% of service revenues, reported in the second quarter of 2011.
  GAAP diluted net income per share was $0.10, compared to $0.11 in the second quarter of 2011.
  Non-GAAP diluted net income per share was $0.15, compared to $0.14 in the second quarter of 2011.

“We are very pleased with our second quarter results, with all areas of the business showing strength despite the ongoing uncertainty of the global macroeconomic environment,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We remain confident in the strength of our position to address the market opportunities ahead.”

The company generated cash from operations of $17.5 million in the second quarter of 2012, compared to $38.4 million in the second quarter of 2011. As of June 30, 2012, the company had cash, cash equivalents and marketable securities of $173.0 million. During the second quarter, the company used approximately $37 million of cash to repurchase common stock under its previously announced buyback authorization. Days sales outstanding was 66 days for the second quarter of 2012, down from 69 days in the first quarter of 2012 and 69 days for the second quarter of 2011.

Outlook

Sapient management provided the following guidance:

  For the quarter ending September 30, 2012, service revenues are expected to be in the range of $277 million to $284 million.
  Third quarter 2012 non-GAAP operating margin is expected to be 12.5% to 13.5%.
  For the year ended December 31, 2012, service revenues are now expected to grow 8% to 10%.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the third quarter and full-year 2012, including expected service revenues and expected non-GAAP operating margin – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)
Revenues:
Service revenues	$278,989	$254,616	$539,611	$495,956
Reimbursable expenses	10,106	10,842	18,889	19,396
Total gross revenues	289,095	265,458	558,500	515,352
Operating expenses:
Project personnel expenses	192,214	176,739	375,585	343,415
Reimbursable expenses	10,106	10,842	18,889	19,396
Total project personnel expenses and reimbursable expenses	202,320	187,581	394,474	362,811
Selling and marketing expenses	11,230	10,316	21,925	20,472
General and administrative expenses	48,041	42,976	94,813	82,081
Restructuring and other related (benefits) charges	(14)	(56)	(90)	5,586
Amortization of purchased intangible assets	2,745	1,288	5,367	2,561
Acquisition costs and other related charges	468	223	1,593	223
Total operating expenses	264,790	242,328	518,082	473,734
Income from operations	24,305	23,130	40,418	41,618
Interest and other income, net	1,079	1,256	2,901	2,715
Income before income taxes	25,384	24,386	43,319	44,333
Provision for income taxes	10,704	9,182	19,157	16,971
Net income	$14,680	$15,204	$24,162	$27,362

Basic net income per share	$0.11	$0.11	$0.17	$0.20
Diluted net income per share	$0.10	$0.11	$0.17	$0.19

Weighted average common shares	139,310	137,608	139,384	136,954
Weighted average dilutive common share equivalents	4,202	4,464	4,330	4,368
Weighted average common shares and dilutive common share
equivalents	143,512	142,072	143,714	141,322

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	June 30, 2012	December 31, 2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$159,959	$212,406
Marketable securities, current portion	5,913	7,748
Restricted cash, current portion	2,042	426
Accounts receivable, less allowance for doubtful accounts	149,907	156,109
Unbilled revenues	80,548	61,712
Deferred tax assets, current portion	14,705	19,966
Prepaid expenses and other current assets	33,159	22,734
Total current assets	446,233	481,101
Restricted cash, net of current portion	3,843	3,779
Marketable securities, net of current portion	1,290	1,290
Property and equipment, net	81,546	64,257
Purchased intangible assets, net	31,711	36,822
Goodwill	108,410	107,971
Deferred tax assets, net of current portion	2,104	9,227
Other assets	8,886	8,591

Total assets	$684,023	$713,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,300	$25,389
Accrued restructuring costs, current portion	130	324
Accrued compensation	61,735	77,721
Deferred revenues	19,651	25,599
Other current liabilities	36,532	49,038
Total current liabilities	145,348	178,071
Accrued restructuring costs, net of current portion	340	407
Other long-term liabilities	63,246	55,156
Total liabilities	208,934	233,634

Stockholders' equity	475,089	479,404

Total liabilities and stockholders’ equity	$684,023	$713,038

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

	(in thousands)
Cash flows from operating activities:
Net income	$14,680	$15,204	$24,162	$27,362
Adjustments to reconcile net income to net cash used in operating activities:
Loss recognized on disposition of fixed assets	115	9	162	10
Unrealized (gain) loss on financial instruments	(252)	58	(145)	178
Depreciation and amortization expense	8,413	5,669	16,499	11,149
Deferred income taxes	11,115	3,838	11,130	5,822
Non-cash restructuring charges	-	(48)	-	4,564
Stock-based compensation expense	6,465	5,343	11,613	9,219
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(13,471)	(1,342)	6,440	(2,854)
Unbilled revenues	8,089	4,074	(19,063)	(25,710)
Prepaid expenses and other current assets	(11,473)	(3,500)	(10,073)	(6,433)
Other assets	(907)	(4)	(488)	(608)
Accounts payable	1,201	4,580	(3,004)	6,043
Accrued compensation	1,896	5,472	(21,281)	(12,629)
Accrued restructuring costs	(54)	(1,046)	(262)	(1,900)
Deferred revenues	(1,255)	(3,293)	(5,986)	(5,344)
Other current liabilities	(10,626)	3,153	(11,535)	8,726
Other long-term liabilities	3,598	230	5,843	1,828
Net cash provided by operating activities	17,534	38,397	4,012	19,423

Cash flows from investing activities:
Purchases of property and equipment and cost of internally developed software	(12,206)	(11,545)	(22,656)	(19,610)
Sales and maturities of marketable securities classified as available-for-sale	-	15	1,900	2,212
Purchases of marketable securities classified as available-for-sale	(120)	(174)	(206)	(2,472)
Cash paid on financial instruments, net	(236)	(155)	(180)	(192)
Change in restricted cash	(1,830)	(84)	(1,718)	842
Net cash used in investing activities	(14,392)	(11,943)	(22,860)	(19,220)

Cash flows from financing activities:
Principal payments under capital lease obligations	(20)	(15)	(40)	(36)
Proceeds from credit facilities	-	2,652	-	4,420
Repayment of amounts borrowed under credit facilities	-	(1,326)	-	(6,188)
Proceeds from stock option and purchase plans	410	3,621	867	7,857
Tax benefits from stock plans	3,371	-	3,371	-
Repurchases of common stock	(37,020)	-	(37,020)	-
Net cash (used in) provided by financing activities	(33,259)	4,932	(32,822)	6,053

Effect of exchange rate changes on cash and cash equivalents	(6,885)	586	(777)	2,654

(Decrease) increase in cash and cash equivalents	(37,002)	31,972	(52,447)	8,910
Cash and cash equivalents, at beginning of period	196,961	196,386	212,406	219,448
Cash and cash equivalents, at end of period	$159,959	$228,358	$159,959	$228,358

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

	(in thousands, except per share amounts)

Service revenues	$278,989	$254,616	$539,611	$495,956

GAAP income from operations	$24,305	$23,130	$40,418	$41,618
Stock-based compensation expense	6,465	5,343	11,613	9,219
Restructuring and other related (benefits) charges	(14)	(56)	(90)	5,586
Amortization of purchased intangible assets	2,745	1,288	5,367	2,561
Acquisition costs and other related charges	468	223	1,593	223
Stock-based compensation review and restatement benefit	-	-	-	(3,500)
Non-GAAP income from operations	$33,969	$29,928	$58,901	$55,707

GAAP operating margin	8.7%	9.1%	7.5%	8.4%
Effect of adjustments detailed above	3.5%	2.7%	3.4%	2.8%
Non-GAAP operating margin	12.2%	11.8%	10.9%	11.2%

GAAP net income	$14,680	$15,204	$24,162	$27,362
Stock-based compensation expense, net of tax	4,048	3,340	7,291	5,791
Restructuring and other related (benefits) charges, net of tax	(8)	(33)	(62)	3,463
Amortization of purchased intangible assets, net of tax	2,184	1,036	4,275	2,061
Acquisition costs and other related charges, net of tax	344	151	1,140	151
Stock-based compensation review and restatement benefit, net of tax	-	-	-	(2,085)
Non-GAAP net income	$21,248	$19,698	$36,806	$36,743

GAAP basic income per share	$0.11	$0.11	$0.17	$0.20
Effect of adjustments detailed above	0.04	0.03	0.09	0.07
Non-GAAP basic income per share	$0.15	$0.14	$0.26	$0.27

GAAP and Non-GAAP weighted average common shares	139,310	137,608	139,384	136,954

GAAP diluted income per share	$0.10	$0.11	$0.17	$0.19
Effect of adjustments noted above and change in dilution noted below	0.05	0.03	0.09	0.07
Non-GAAP diluted income per share	$0.15	$0.14	$0.26	$0.26

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	143,512	142,072	143,714	141,322

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com